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                                                                    Exhibit 23.1



                         CONSENT OF ARTHUR ANDERSEN LLP


As independent public accountants, we hereby consent to the incorporation by reference in this Form 8-K/A Amendment No. 1 of our report dated February 23, 1996, included in The Phoenix Resource Companies, Inc.'s Form 10-K for the year ended December 31, 1995. It should be noted that we have not audited any financial statements of the company subsequent to December 31, 1995 or performed any audit procedures subsequent to the date of our report.


                                                         ARTHUR ANDERSEN LLP

                                                         /s/ Arthur Andersen LLP

Oklahoma City, Oklahoma

July 17, 1996